Exhibit 32.2

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350

I, Don Early, Chief Executive Officer of QC Holdings, Inc. (the “Company”), hereby certify pursuant to Section 1350, of chapter 63 of title 18, United States Code, and Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the annual report on Form 10-K of the Company, as amended by Amendment No. 1 on Form 10-K/A, to which this Exhibit is attached (together, the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Don Early

Don Early

Dated: June 4, 2009

I, Douglas E. Nickerson, Chief Financial Officer of QC Holdings, Inc. (the “Company”), hereby certify pursuant to Section 1350, of chapter 63 of title 18, United States Code, and Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the annual report on Form 10-K of the Company, as amended by Amendment No. 1 on Form 10-K/A, to which this Exhibit is attached (together, the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Douglas E. Nickerson

Douglas E. Nickerson

Dated: June 4, 2009